                                                                   EXHIBIT 10.27

                             LEASE MASTER AGREEMENT
                             ----------------------

     THIS LEASE MASTER AGREEMENT (this "Agreement") is made as of this 11th day of July, 1996, by and between PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P., a Virginia limited partnership (together with any entity controlled thereby, "Lessor"), and Crow Hotel Lessee, Inc., a Texas corporation ("Lessee").

                                    RECITALS
                                    --------


A.  Lessor is the owner of the hotels listed on Exhibit A attached hereto and
                                                ---------
incorporated herein (the "Initial Hotels").

     B. Simultaneously with the execution of this Agreement, Lessor has leased the Initial Hotels to Lessee and, hereafter, the Lessor from time to time may lease additional hotels to Lessee.

     C. The parties hereto desire to enter into this Agreement to set forth certain agreements relating to the matters set forth herein.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Certain Definitions.  Unless the context otherwise requires, (a) all
         -------------------
capitalized terms not otherwise defined herein shall have the meanings set forth in the Participating Leases, (b) references to the singular shall include the plural and vice versa, (c) references to gender shall include all genders, (d) references to designated "Sections" or other subdivisions are references to the designated Sections or other subdivisions of this Agreement, (e) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied and (f) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

     Additional Hotels - shall mean the hotels (if any) other than the Initial
     -----------------
Hotels that have been or, as of any pertinent date, are then leased by Lessor to Lessee pursuant to Participating Leases.

     Agreement - shall have the meaning set forth in the Preamble.
     ---------

     Hotels - shall mean, as of any pertinent date or for any pertinent period,
     ------
the Initial Hotels and those Additional Hotels, if any, which are then leased by Lessor to Lessee.

     Initial Hotels - shall have the meaning set forth in the Recitals.
     --------------

     Lessee - shall have the meaning set forth in the preamble.
     ------

     Lessor - shall have the meaning set forth in the Preamble.
     ------

     Participating Lease - shall have the meaning set forth in Section 2.
     -------------------

     2.  Leasing of the Hotels.  Simultaneously with entering into this
         ---------------------
Agreement, Lessor and Lessee have entered into individual leases for each of the Initial Hotels. Leases of the Initial Hotels and any Additional Hotels are hereinafter referred to as "Participating Leases".

     3.  Tax Adjustment to Participating Leases.
         --------------------------------------

     (a) The Budgeted Assessed Value (herein so called) for each of the Initial Hotels is set forth on Exhibit B attached hereto.
                       ---------

     (b) To the extent the 1997 assessed value for ad valorem tax purposes with respect to all or any of the Initial Hotels is greater than the Budgeted Assessed Value for such Initial Hotel(s), and such differences result in an aggregate increase in Real Estate Taxes, Lessee shall pay to Lessor in the manner described in subsection 3(c) below, as an Additional Charge for each Lease Year during the Term, the lesser of (i) $80,000.00 in the aggregate or
(ii) the aggregate net increase in Real Estate Taxes resulting solely from such change in assessed value. Such Additional Charge shall be adjusted upward on an annual basis by the CPI Factor.

     (c) Each Initial Hotel's share of the Additional Charge described in Subsection 3(b) above, if any, shall be determined on a pro rata basis using a fraction, the numerator of which shall be the difference between (1) the product of (i) the 1997 actual assessed value for the applicable Initial Hotel, times
                                                                        -----
(ii) the tax rate for the Initial Rent Period for such Initial Hotel and (2) the product of (i) the Budgeted Assessed Value for such Initial Hotel, times (ii)
                                                                   -----
the tax rate for the Initial Rent Period for such Initial Hotel and the denominator of which shall be the aggregate increase in Real Estate Taxes for all of the Initial Hotels resulting solely from an increase in 1997 assessed values for the Initial Hotels over the Budgeted Assessed Values for the Initial Hotels (without taking into account any decreases in Real Estate Taxes with respect to any of the Initial Hotels). The result of the foregoing calculation shall then be multiplied by the lesser of (i) $80,000.00 or (ii) the aggregate net increase in Real Estate Taxes for the Initial Hotels resulting solely from a change in assessed value (taking into account any decreases in Real Estate Taxes with respect to any of the Initial Hotels).

EXAMPLE
Assuming the following facts: a. Hotel A - Budgeted Assessed Value = $1,000,000
                                 -------
and actual assessed value = $2,500,000; b. Hotel B - Budgeted Assessed Value =
                                           -------
$1,000,000 and actual assessed value = $900,000. The tax rate for the Initial Rent Period for all Initial Hotels is .05 and the tax rate for the First Fixed Year is .06. The net aggregate increase in Real Estate Taxes resulting solely from a change in assessed value is $70,000 and the aggregate increase in Real Estate Taxes, without taking into account any decrease in Real Estate Taxes is $75,000.

     Based upon the foregoing example, Hotel A will pay an Additional Charge of $75,000.

     (d) To the extent the 1997 assessed value for ad valorem tax purposes with respect to all or any of the Initial Hotels is less than the Budgeted Assessed Value for such Initial Hotel(s), and such differences result in an aggregate decrease in Real Estate Taxes, the Lessor Obligation's portion of Initial Base Rent or Fixed Base Rent, as the case may be, shall be adjusted downward in the manner described in subsection 3(e) below, by the lesser of (i) $80,000.00 in the aggregate or (ii) the aggregate net decrease in Real Estate Taxes resulting solely from a change in assessed value.

     (e) Each Initial Hotel's share of the decrease in Lessor Obligations described in Subsection 3(d) above, if any, shall be determined on a pro rata basis using a fraction, the numerator of which shall be the difference between
(1) the product of (i) the 1997 actual assessed value for the applicable Initial Hotel, times (ii) the tax rate for the Initial Rent Period for such Initial
       -----
Hotel and (2) the product of (i) the Budgeted Assessed Value for such initial Hotel, times (ii) the tax rate for the Initial Rent Period for such Initial
       -----
Hotel and the denominator of which shall be the aggregate decrease in Real Estate Taxes for all of the Initial Hotels resulting solely from a change in 1997 assessed values for the Initial Hotels, over the Budgeted Assessed Values for the Initial Hotels (without taking into account any increases in Real Estate Taxes with respect to any of the Initial Hotels). The result of the foregoing calculation shall then be multiplied by the lesser of (i) $80,000.00 or (ii) the aggregate net decrease in Real Estate Taxes for the Initial Hotels resulting solely from a change in assessed value (taking into account any increases in Real Estate Taxes with respect to any of the Initial Hotels).

EXAMPLE
Assuming the following facts: a. Hotel A - Budgeted Assessed Value = $2,000,000
                                 -------
and actual assessed value = $100,000; b. Hotel B - Budgeted Assessed Value =
                                         -------
$1,000,000 and actual assessed value = $800,000. The tax rate for the Initial Rent Period for all Initial Hotels is .05 and the tax rate for the First Fixed Year is .06. The net aggregate decrease in Real Estate Taxes resulting solely from a change in assessed value is $105,000 and the aggregate decrease in Real Estate Taxes, without taking into account any increase in Real Estate Taxes is $105,000. Based upon the foregoing example, each of the Initial Hotels will have a decrease in Lessor Obligations as follows:


     Hotel A - (100,000 * .05)-(2,000,000 * .05)/105,000 = .905 * 80,000 =
$72,381  decrease
     Hotel B - (800,000 * .05)-(1,000,000 * .05)/105,000 = .09 * 80,000 =
$7,619 decrease
                                            -------
                                    TOTAL             $80,000.00

     4.   Renovation Budget. Lessor shall fund a renovation budget during the
          -----------------
period from the Commencement Date through December 31, 1997, with respect to the Initial Hotels, in an amount not to exceed $1,000,000 in the aggregate. The renovation budget shall be allocated between the Initial Hotels equally.

     5.   Financial Certificates.  Each month Lessee shall submit to Lessor an
          ----------------------
aggregate balance sheet, and detailed profit and loss and cash flow statements showing the financial position of the Hotels, as at the end of the preceding month and the results of operations of the Hotels for such preceding month and the Lease Year to date, together with a written critique of such financial report, setting forth in narrative form any variations during the preceding month from the Annual Budgets and including a preview of the Hotel's financial operations during the current month.

     6.   Management Agreement.  Lessee and the Manager agree that the fees to
          --------------------
be paid to the Manager under the Management Agreements covering the Initial Hotels will at no time be at a rate such that, after the payment of (a) all projected Gross Operating Expenses (other than management fees), plus (b) actual management fees, for the Initial Hotels, Lessee would receive in any Lease Year less than one percent (1%) of the projected aggregate Gross Revenues of the Initial Hotels for that Lease Year as shown on the projections dated June 21, 1996 attached hereto as Exhibit C and incorporated herein.
                        ---------

     7.   Miscellaneous.
          -------------

          (a) Modification, Amendments and Waivers.  No modification, amendment
              ------------------------------------
or waiver of any provision of this Agreement shall be effective unless the same is in writing and signed by all parties to this Agreement.

          (b) Notices.  All notices and other communications pursuant to this
              -------
Agreement shall be in writing and personally served or mailed as provided in
Article XXX of the Form Participating Lease.

          (c) Successors and Assigns.  The provisions of this Agreement shall be
              ----------------------
binding upon the parties hereto and all of their successors and assigns and inure to the benefit of the parties hereto and their permitted successors and assigns.

          (d) Termination.  This Agreement shall terminate at such time as all
              -----------
of the Participating Leases have terminated.

          (e) Governing Law.  This Agreement shall be governed by the laws of
              -------------
the Commonwealth of Virginia.

          (f) Counterparts.  This Agreement may be signed in one or more
              ------------
counterparts, each of which shall be deemed an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

          (g) WAIVER.  EACH PARTY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE
              ------
LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY EITHER PARTY TO ENFORCE THE PROVISIONS OF THIS AGREEMENT.

          (h) Time of the Essence.  Time is of the essence of this Agreement.
              -------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                    LESSOR:

                                    PATRIOT AMERICAN HOSPITALITY
                                    PARTNERSHIP, L.P.

                                    By:  PAH GP, Inc., its General Partner


                                                            By:
                                                            Name:
                                                            Title:

                                    LESSEE:

                                    CROW HOTEL LESSEE, INC., a Texas
                                    corporation


                                    By:
                                    Name:
                                    Title:

                                    MANAGER:

                                    WYNDHAM MANAGEMENT CORPORATION, a Delaware corporation, executes this Master Lease Agreement solely for the purpose of agreeing to be bound by Paragraph 6 hereof.


                                    By:
                                    Name:
                                    Title:

                                   EXHIBIT A

                                 INITIAL HOTELS

Wyndham Greenspoint, Houston, Texas

Wyndham Midtown, Atlanta, Georgia

                                   EXHIBIT B

                           BUDGETED REAL ESTATE TAXES

 Aggregate R/E Taxes   Midtown Atlanta  Greenspoint
- ---------------------------------------------------
        1996                  $205,000     $864,000
- ---------------------------------------------------
        1997                  $242,000     $879,000
- ---------------------------------------------------
        1998                  $254,000     $896,000
- ---------------------------------------------------
        1999                  $267,000     $922,000
- ---------------------------------------------------
        2000                  $280,000     $942,000
- ---------------------------------------------------
        2001                  $294,000     $970,000
- ---------------------------------------------------
        2002                  $309,000     $999,000
- ---------------------------------------------------
        2003                  $324,000   $1,029,000
- ---------------------------------------------------
        2004                  $341,000   $1,060,000
- ---------------------------------------------------
        2005                  $358,000   $1,092,000
- ---------------------------------------------------
        Total               $2,874,000   $9,653,000
- ---------------------------------------------------

                                   EXHIBIT C

                           GROSS REVENUE PROJECTIONS